Patriot Bank
Q2 2025

August 2025

Patriot Bank

Patriot Bank: Overview

Empowering America's Diverse Entrepreneurs, Investors, and Businesses Leaders and those who serve them

Organization Highlights	
Headquarters	Stamford, CT
Founded	1994
Charter	National Bank (OCC-regulated)
Branches	8
FTE	104

Liquidity & Capital

($ 000's)	Q2 2025
Liquidity to Assets	31.3%
Tier 1 Leverage	10.1%
Total Leverage	10.3%
Tier 1 Capital	15.6%

Balance Sheet

($ 000's)	Q2 2025
Total Assets	$930,185
Cash + Securities	$291,079
Loans	$602,846
Deposits	$839,547

Patriot Bank

Mission Statement: Providing Safe, Reliable Banking Solutions Tailored to Target Clients' Unmet Needs.

Executive Leadership Transformation

Newly established executive leadership team with proven track record

Steven Sugarman
Chief Executive Officer

- The Change Company
- Banc of California
- COR Clearing
- Lehman Brothers
- McKinsey & Company

Carlos Salas
Chief Financial Officer

- The Change Company
- Banc of California
- Axos Financial
- Credit Suisse First Boston
- Donaldson, Lufkin & Jenrette
- Cleary Gottlieb

Angie Miranda
Chief Risk Officer

- The Change Company
- Office of the Comptroller of the Currency
- Office of Thrift Supervision

Paul Simmons
Chief Credit Officer

- Sunwest Bank
- Banc of California
- citi
- Zions Bank
- Apollo
- GE Capital

Deepali Ganatra
Chief Accounting Officer

- AIG
- usbank
- starwood Hotels and Resorts
- GE Capital

Patriot Bank

Dynamic executive leadership team with deep expertise in financial management, strategic growth, and regulatory compliance, committed to fiduciary excellence.

Board Governance Transformation

Newly established Board members complement legacy directors

Richard Smith	Jeff Seabold	Anna Magzanyan	Thedora Nickel	Jeremy Turk

Seasoned board leadership team with corporate governance, risk management, and strategic growth experience, committed to fiduciary excellence.

Second Quarter 2025 Highlights

Patriot Bank began to strategically restructure its balance sheet, operating margins, and strategy in Q2 2025

1. Pre-Provision Profit of +$0.2M excluding $(1.2)M loss from Sale of SFR Portfolio
2. Margin Expansion Driven by 23bps Reduction in Cost of Deposit
3. Reduced Operating Expense QoQ by $774k including Reduction of 23 FTE (18% of 2Q FTE)
4. Pro-Active Balance Sheet Management Resulting in Reduction of CRE Concentrations to 301% of Tier 1 Capital and increase in ACL reserves by 33%.
5. Strengthened Capital Ratio to over 10% Total Leverage and Liquidity to +$290M (+31% of Assets)

Second Quarter 2025 Balance Sheet

Patriot Bank reported 10.33% Total Leverage Ratio; Up from 9.7% at end of Q1 2025

($ in 000s)	Q2 2025	Δ Q1 2025
Cash & Restricted	202,972	66,770
Cash Securities	88,108	1,299
Loans	602,846	(92,177)
Allowance for Credit Losses	(7,795)	(1,066)
Other Assets	44,054	(1,195)
Total Assets	**930,185**	**(26,367)**
Deposits	839,547	(29,023)
Other Liabilities	8,915	(688)
Total Liabilities	**848,462**	**(29,711)**
Equity	81,722	3,343
Total Liabilities & Equity	**930,185**	**(26,367)**
Key Ratios:		
Total Leverage Ratio	**10.33%**	0.7%
Tier 1 Leverage Ratio	**10.10%**	0.9%
Common Equity Tier 1 Ratio (CET1)	**15.61%**	2.0%
Tier 1 Capital Ratio	**15.61%**	2.0%
Total Capital Ratio	**16.34%**	2.2%

Strong Capital Position: Total Leverage Ratio improved to 10.33%; Common Equity Tier 1 Ratio rose to 15.61% and Tier 1 Leverage Ratio improved to 10.1%

Improved Liquidity: Improvement in liquidity due to reduction in loan balance $93M offset by decrease in Deposits $29M ; Equity Raise $5M

Balance Sheet Management:

- **Assets:** Suspended Legacy Lending Programs. New Loan Programs launched in Q3 2025
- **Liabilities:** Reduced non-relationship deposits and reduced deposit rates
- **Equity:** Holding Company added additional $5M of Tier 1 equity

Patriot Bank™

Increase in Capital Ratios and Liquidity in Q2 2025 positions Bank for greater financial resilience and strategic flexibility

Second Quarter 2025 Gross Loans

Patriot Bank reported Q2 2025 Gross Loan Balance of $603M

($ in 000s)	Q2 2025	Δ Q1 2025
Single Family Loans	70,503	(51,547)
Multi-Family Loans	66,229	(6,505)
Consumer Loans	23,030	(3,821)
CRE Loans	316,855	(18,302)
C&I Loans	87,509	(7,257)
Other Loans	38,719	(4,744)
Total Loans – Gross*	**602,846**	**(92,177)**
Loan Type as a % of Total Loans		
Commercial Real Estate	**11.70%**	-5.9%
Residential Real Estate	**11.00%**	0.5%
Commercial and Industrial	**3.80%**	0.0%
Consumer and Other	**52.60%**	4.3%
Construction	**14.50%**	0.9%
Construction to Permanent – CRE	**6.40%**	0.2%
Total Loans	**100.00%**	**0.0%**

Total Loan Balance declined quarter-over-quarter due to strategic portfolio adjustments and program suspensions

- Loan book clean-up facilitated with $45M sale of Single-Family Loan portfolio with sub-5% WACC
- CRE & CI portfolio reduction due to amortization and pay-offs
- Exploring additional sales of legacy loans in discontinued lines of business
- Relaunching new loan programs in Q3 2025

Patriot Bank™

Loan Sales and Program Suspensions in Q2 2025 resulted in Reduction in Loan Portfolio; Planned Relaunch in Q3 2025

Second Quarter 2025 Deposits

Patriot Bank reported Q2 2025 Deposit Balance of $840M

($ in 000s)	Q2 2025	Δ Q1 2025
Demand Deposits	101,670	684
Specialty – Digital Deposits	243,535	(13,799)
Specialty – Other Deposits	18,785	(1,093)
Money Market Deposits	219,155	(68,378)
Certificates of Deposit	218,018	(32,003)
Other Deposits	67,122	(2,561)
One-Way Sell: Off-Balance Sheet deposits	(28,738)	88,126
Total Deposits	**839,547**	**(29,023)**
Deposit Type as a % of Total Deposits		
Demand Deposits	12.10%	0.5%
Specialty – Digital Deposits	29.00%	-0.6%
Specialty – Other Deposits	2.20%	-0.1%
Money Market Deposits	26.10%	-7.0%
Certificates of Deposit	26.00%	-2.8%
Other Deposits	8.00%	0.0%
One-Way Sell: Off-Balance Sheet deposits	-3.40%	10.0%
Total Deposits	**100.00%**	**0.0%**

- **Improved Cost of Deposits:** Weighted Average Cost of Deposits* (WACD) improved 23 bps from 3.02% in Q1 2025 to 2.79% in Q2 2025 reflecting improved funding mix
- **Launch of Founders Program:** Focused on relationship-based deposits with launch of Founders Program for Bank's clients with over $1 million in deposit balances.
- **Use of "One-Way" Deposits** to serve High Net Worth and Institutional depositors

* WACD is calculated @ June 30, 2025; 10Q disclosure uses period-average balances

Patriot Bank™

Proactive management of funding costs and portfolio mix, with focus on long-term efficiency

Second Quarter 2025 Income Statement

Performance driven by proactive balance sheet optimization and prudent credit provisioning

($ in 000s)	Q2 2025	Δ Q1 2025
Net Interest Income	4,698	47
Non-Interest Income	2,031	(696)
Total Revenue	**6,729**	**(650)**
Non-Interest Expense	7,707	(774)
Pre-provision Net Revenue	**(978)**	**124**
Provision for Credit Losses	1,524	791
Pre-Tax Income	**(2,503)**	**(668)**
Income Tax (Expense)/Benefit	49	50
Reported Net Income (loss)	**(2,454)**	**(618)**
Net Interest Margin	2.08%	0.15%

- **Pre-provision Profit** of $0.2M offset net of ($1.2M) loss on SFR loan sale
- **Improved Net Revenue:** Net Interest Income remained steady notwithstanding reduction of 23 FTE and suspension of legacy loan programs
- **Provisioning for Credit Quality:** Proactive credit provisioning expanded ACL from 1.00% to 1.33% ($1.5M)

*Pre-provision profit excluding $(1.2)M loss on sale of loan portfolio

Patriot Bank

Operating discipline yielding structural income and cost benefits

Second Quarter 2025 Credit Metrics

Classified and Non-Accrual Loans



Q1 2025
Q2 2025
$40,000
$35,000
$30,000
$25,000
$20,000
$38,739
13%
$33,759
$29,706
18%
$24,246
Classified
Non-Accrual

CRE Loan Portfolio

($ 000's)	Q2 2025
Total Loan Balances	$316,855
CRE to Tier 1 Capital + ACL	301%
Weighted Average LTV	49.5%
Weighted Average DSC	2.5x
Average Loan Size	1,927

Patriot Bank

Progress resolving Non-Accrual and Classified Loans